Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Tut Systems, Inc. of our report dated February 2, 2005 except as to the third paragraph of Note 13 as to which the date is February 11, 2005, relating to the financial statements and financial statement schedule of Tut Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Portland, Oregon

April 4, 2005